Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Sable Offshore Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Feeds to be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	7,500,000	$19.45(2)	$145,875,000	$0.00015310	$22,333.46

	Total Offering Amounts					$145,875,000		$22,333.46

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$22,333.46

(1)

Pursuant to Rule 416 under the Securities Act (as defined below), this registration statement also covers any additional number of shares of Common Stock (as defined below) issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)

With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices reported for the registrant’s Common Stock on October 10, 2024.